For Immediate Release

8x8, Inc. Announces First Quarter Fiscal 2018 Financial Results

Mid-Market/Enterprise Service Revenue Increases 29%
GAAP Net Loss of $2.2 Million; Non-GAAP Pre-Tax Income of $3.3 Million

SAN JOSE, Calif. - July 27, 2017 -- 8x8, Inc. (NASDAQ:EGHT), provider of the world's first Communications Cloud, today reported financial results for the first quarter of fiscal 2018 ended June 30, 2017.

First Quarter Financial Results:
  Service revenue increased 18% year-over-year (YoY) to $65.1 million.
    Adjusting for constant currency and the exclusion of the discontinued, non-core DXI business segment, service revenue increased 21%.
  Service revenue from mid-market and enterprise customers increased 29% YoY and represented 57% of the Company's total service revenue.
    On an adjusted basis as above, service revenue from mid-market and enterprise customers increased 33%.
  Total revenue increased 15% YoY to $69.1 million.
    On an adjusted basis as above, total revenue increased 18%.
  GAAP gross margin was 76%, compared with 74% in the same period last year.
    GAAP service margin was 82%, compared with 81% in the same period last year.
  Non-GAAP gross margin was 78%, compared with 75% in the same period last year.
    Non-GAAP service margin was 84%, compared with 83% in the same period last year.
  GAAP net loss was $2.2 million, ($0.02) per diluted share.
    Non-GAAP net income was $2.1 million, 3% of revenue, or $0.02 per diluted share.
    Non-GAAP pre-tax income was $3.3 million, 5% of revenue, or $0.03 per diluted share.
  Cash generated from operating activities was $6.2 million.
  Cash, cash equivalents and investments were $178 million at June 30, 2017, compared with $167 million at June 30, 2016.

"Our mid-market, enterprise and channel sales teams in both the US and UK performed well this quarter, bringing in several new marquee customers and a subsequent increase in monthly recurring revenue bookings. We continue to win against other pure cloud providers due to our superior technology, global quality of service and integrated unified communications, contact center and collaboration platform," said 8x8 CEO Vik Verma.

"We are seeing increasing adoption by mid-market and enterprise customers, our sweet spot in the market, along with legacy channel partners rapidly moving to the cloud, given recent events in the industry. With a host of high caliber hires in R&D and marketing, a slew of product enhancements across our entire portfolio and an unrivaled global service delivery and support network, we believe we now have the critical framework in place to fully capitalize on our leadership position in the mid-market and enterprise segments of this $50 billion + market. To that end, we are stepping up our investment in the business, relative to our fiscal 2018 plan, in several key areas including sales, marketing and R&D, while maintaining our commitment to non-GAAP profitability," Verma continued.

"We are therefore adjusting our fiscal 2018 non-GAAP pre-tax income guidance from a previously announced range of approximately 7% to 9% of revenue to approximately 3% of revenue, while maintaining our revenue guidance. This increased investment will allow us to accelerate future growth and continue to drive attractive shareholder returns."

Additional Business Metrics and Highlights:
  Grew first quarter fiscal 2018 average monthly service revenue (ARPU) per mid-market and enterprise customer to $4,592, compared with $4,230 in the same period last year; grew overall ARPU to $432, compared with $399 in the same period last year.
  Achieved gross monthly business service revenue churn on an organic basis of 0.6%, compared with 0.5% in the same period a year ago.
  Announced new consolidated channel distribution model aligning individual partners with master agents and distributors.
  Announced several new channel agreements to bring 8x8 cloud communications, contact center and team-collaboration solutions to mid-market and enterprise companies worldwide Including:
    Ingram Micro Inc., a leading global distributor with deep expertise in technology, mobility, cloud, and supply chain solutions.

    Jenne, a leading value-added distributor of technology products and solutions focusing on voice, video, data networking and the cloud.
    Softchoice a leading North American provider of IT solutions and managed services.
  Introduced new capabilities for contact centers to deliver enhanced customer experiences.
  Were named a leader for the fourth consecutive year in IHS Markit 2017 North American Unified Communications as a Service (UCaaS) Scorecard.
  Awarded five new communications patents for a total of 137 patents awarded to date.

Financial Outlook

For the full fiscal 2018 year, 8x8 reiterates its previous revenue guidance and introduces new non-GAAP pre-tax income guidance.

Revenue:
  Service revenue in the range of $280 million to $285 million, representing an approximately 19% to 21% YoY increase.
  Total revenue in the range of $296 million to $300 million, representing an approximately 17% to 19% YoY increase.

Non-GAAP Pre-tax Income:
  Non-GAAP pre-tax income of approximately $9 million, or 3% of revenue, compared with our previous non-GAAP pre-tax income guidance in the range of $21 million to $26 million or approximately 7% to 9% of revenue. The Company's estimated non-GAAP effective tax rate is expected to be approximately 36%. The Company's cash taxes are expected to be less than $1 million.

The Company does not reconcile its forward-looking non-GAAP net income to the corresponding GAAP measures of GAAP net income (loss) due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses we exclude. For example, although future hiring and retention needs may be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. Similarly, acquisition and other expenses are difficult to predict as they depend on future events. The actual amounts of these excluded items could have a significant impact on the Company's GAAP net income (loss). Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure is not available without unreasonable effort.

Conference Call Information:

Management will host a conference call to discuss these results and other matters related to the Company's business today, July 27, 2017 at 4:30 pm ET. The call is accessible via the following numbers and webcast links:

Dial In:	(877) 843-0417, domestic (408) 427-3791, international
Replay:	(855) 859-2056, domestic (Conference ID #40870896) (404) 537-3406, international (Conference ID #40870896)
Webcast:	http://investors.8x8.com/

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available three hours after the conclusion of the call until August 3, 2017. The webcast will be archived on 8x8's website for a period of one year. For additional information, visit http://investors.8x8.com .

About 8x8, Inc.

8x8, Inc. (NASDAQ:EGHT) is the provider of the world's first Communications Cloud that combines unified communications, team collaboration, contact center, and analytics in a single, open and real-time platform. 8x8 eliminates information silos to expose vital, real-time intelligence across multiple clouds, applications and devices to improve individual and team productivity, business performance and customer experience. For additional information, visit www.8x8.com, connect with 8x8 on LinkedIn, Twitter, Google+ and Facebook.

Non-GAAP Measures

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing the Company's financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the

Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. This reconciliation has been provided in the financial statement tables included below in this press release.

In addition, this release provides certain financial measures that have been adjusted for comparison on a constant currency basis and exclude the impact of the discontinuation of a non-core, legacy DXI business (based on a voice message broadcasting service), as first reported in the third quarter of the Company's 2017 fiscal year. To adjust for the discontinued business, revenue figures for each period being compared exclude all revenue attributable to the discontinued business.To isolate the impact of currency fluctuations, current and comparative prior period revenue for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect during the prior period. This adjustment compares results between periods as if the British Pound / US Dollar exchange rate had remained constant from period-to-period.

Management has used these adjusted financial measures internally in evaluating the financial performance of the Company's US business and its consolidated business for the fourth quarter and full fiscal year of fiscal 2017, and believes they provide investors an additional, useful assessment of the Company's growth for these periods.

Non-GAAP Pre-Tax Income, Non-GAAP Net Income and Non-GAAP Net Income Per Share

The Company has defined non-GAAP net income as net income for GAAP plus amortization of acquired intangible assets, stock-based compensation, other income and expenses, and the provision for or benefit from income taxes. Amortization of acquired intangible assets is excluded because it is a non-cash expense that management does not consider part of ongoing operations when assessing the Company's financial performance, as it relates to accounting for certain purchased assets. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future events, such as the market price of 8x8 common stock, that are difficult to predict and are affected by market factors that are largely not within the control of management. Certain other income and expenses items, such as acquisition-related expenses, have been excluded because management considers them to be isolated transactions and believes they are not reflective of the Company's ongoing operations, reduce comparability of periodic operating results when included, are difficult to predict, and are often one-time. GAAP provision (benefit) for income taxes has been excluded as it is also a non-cash expense that management does not consider part of its analysis of the performance of ongoing operations. Non-GAAP net income before tax is then reduced by a projected annual non-GAAP effective tax rate in order to provide better consistency across the interim financial reporting periods. The Company's non-GAAP effective tax rate for the first quarter of fiscal 2018 was 36%. The projected annual effective tax rate may fluctuate over the interim periods for a variety of reasons, including significant changes in the geographic earnings mix, changes in the estimates of tax credits and deductions or changes in tax law in major jurisdictions where the Company operates. Management will evaluate and assess the appropriateness of this rate periodically, considering the impacts of significant events and changes in the operations of the Company.

The Company defines non-GAAP net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding which includes the effect of potentially dilutive stock options and awards. The Company defines non-GAAP net income percentage of revenue as non-GAAP net income divided by non-GAAP revenue. Management believes that such exclusions facilitate comparisons to the Company's historical operating results and to the results of other companies in the same industry, and provides investors with information that management uses in evaluating the Company's performance on a quarterly and annual basis.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to:

  market acceptance of new or existing services and features;
  success of the Company's efforts to target mid-market and larger distributed enterprises;
  changes in the competitive dynamics of the markets in which the Company competes;
  the timing and extent of improvements in operating results from increased spending for marketing, sales and R&D;
  customer cancellations and rate of churn;
  the Company's ability to scale its business;
  the Company's ability to execute its global strategy;
  the Company's reliance on infrastructure of third-party network services providers;
  risk of failure in the Company's physical infrastructure;
  risk of failure of the software used to provide the Company's services;
  the Company's ability to maintain the compatibility of its software with third-party applications and mobile platforms;
  continued compliance with industry standards and regulatory requirements;
  risks relating to the Company's strategies and objectives for future operations, including the execution of integration plans and realization of the expected benefits of its acquisitions;
  the amount and timing of costs associated with recruiting, training and integrating new employees;
  introduction and adoption of the Company's cloud communications and collaboration services in markets outside of the United States;
  risks regarding compliance with regulations in the United States and foreign jurisdictions in which the Company's services are provided; and
  general economic conditions that could adversely affect the Company's business and operating results.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

# # #

Investor Contact:
8x8, Inc.
Joan Citelli, 408-654-0970
joan.citelli@8x8.com

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	June 30,
	2017	2016
Service revenue	$65,091	$55,296
Product revenue	4,007	4,745
Total revenue	69,098	60,041

Operating expenses:
Cost of service revenue (1)	11,662	10,235
Cost of product revenue	4,884	5,505
Research and development (2)	7,943	6,710
Sales and marketing (3)	41,110	31,691
General and administrative (4)	8,956	6,801
Total operating expenses	74,555	60,942
Loss from operations	(5,457)	(901)
Other income, net	2,052	410
Loss from operations before provision (benefit) for income taxes	(3,405)	(491)
Provision (benefit) for income taxes	(1,236)	37
Net loss	$(2,169)	$(528)

Net loss per share:
Basic	$(0.02)	$(0.01)
Diluted	$(0.02)	$(0.01)

Weighted average number of shares:
Basic	91,643	89,434
Diluted	91,643	89,434

(1)(2)(3)(4) - See reconciliation of GAAP measures to non-GAAP measures.

8x8, Inc.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, unaudited)

(1) Amounts include amortization of acquired intangible assets and stock-based compensation as follows:
	Three Months Ended
	June 30,
	2017	2016
GAAP cost of service revenue	$11,662	$10,235
Amortization of acquired intangible assets	(797)	(593)
Stock-based compensation expense	(391)	(360)
Non-GAAP cost of service revenue	$10,474	$9,282
Non-GAAP cost of service revenue as a percentage of service
revenue	16.1%	16.8%

(2) Amounts include stock-based compensation expenses
as follows:
	Three Months Ended
	June 30,
	2017	2016
GAAP research and development	$7,943	$6,710
Stock-based compensation expense	(1,337)	(887)
Non-GAAP research and development	$6,606	$5,823
Non-GAAP research and development as a percentage of total
revenue	9.6%	9.7%

(3) Amounts include amortization of acquired intangible assets and stock-based compensation expenses as follows:
	Three Months Ended
	June 30,
	2017	2016
GAAP sales and marketing	$41,110	$31,691
Amortization of acquired intangible assets	(725)	(367)
Stock-based compensation expense	(2,647)	(1,915)
Non-GAAP sales and marketing	$37,738	$29,409
Non-GAAP sales and marketing as a percentage of total
revenue	54.6%	49.0%

(4) Amounts include stock-based compensation expenses
and other income and expenses as follows:
	Three Months Ended
	June 30,
	2017	2016
GAAP general and administrative	$8,956	$6,801
Stock-based compensation expense	(1,976)	(1,889)
Other income and expenses	(260)	-
Non-GAAP general and administrative	$6,720	$4,912
Non-GAAP general and administrative as a percentage of total
revenue	9.7%	8.2%

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30,	March 31,
	2017	2017
ASSETS
Current assets:
Cash and cash equivalents	$53,175	$41,030
Short-term investments	124,630	133,959
Accounts receivable, net	14,478	14,264
Other current assets	9,818	8,101
Total current assets	202,101	197,354
Property and equipment, net	26,973	24,061
Intangible assets, net	15,950	17,038
Goodwill	46,926	46,136
Non-current deferred income taxes	67,764	48,859
Other assets	432	407
Total assets	$360,146	$333,855

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,512	$18,631
Accrued compensation	12,203	11,508
Accrued taxes	6,730	5,354
Deferred revenue	2,116	2,144
Other accrued liabilities	4,864	5,707
Total current liabilities	46,425	43,344

Other liabilities	1,904	1,910
Total liabilities	48,329	45,254

Total stockholders' equity	311,817	288,601
Total liabilities and stockholders' equity	$360,146	$333,855

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended
	June 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(2,169)	$(528)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation	1,897	1,471
Amortization of intangible assets	1,522	960
Amortization of capitalized software	308	146
Stock-based compensation expense	6,351	5,051
Deferred income tax benefit	(1,492)	(44)
Gain on escrow settlement	(1,393)	-
Other	101	290
Changes in assets and liabilities:
Accounts receivable, net	(147)	(1,043)
Other current and noncurrent assets	(1,623)	(575)
Accounts payable and accruals	2,889	597
Deferred revenue	(61)	211
Net cash provided by operating activities	6,183	6,536

Cash flows from investing activities:
Purchases of property and equipment	(2,293)	(1,604)
Proceeds from escrow settlement	1,393	-
Cost of capitalized software	(2,122)	(707)
Proceeds from maturity of investments	25,450	17,025
Sales of investments - available for sale	5,252	15,324
Purchase of investments - available for sale	(21,327)	(42,625)
Net cash provided by (used in) investing activities	6,353	(12,587)

Cash flows from financing activities:
Capital lease payments	(351)	(182)
Payment of contingent consideration and escrow	-	(200)
Repurchase and withholding of common stock	(1,054)	(629)
Proceeds from issuance of common stock under employee stock plans	720	1,039
Net cash (used in) provided by financing activities	(685)	28

Effect of exchange rate changes on cash	294	(87)
Net increase (decrease) in cash and cash equivalents	12,145	(6,110)

Cash and cash equivalents, beginning of the period	41,030	33,576
Cash and cash equivalents, end of the period	$53,175	$27,466

8x8, Inc.
Selected Operating Statistics

	Three Months Ended
	June 30, 2016	Sept. 30, 2016	Dec. 31, 2016	Mar. 31, 2017	June 30, 2017

Business customer average monthly service revenue per customer (1)	$ 399	$ 409	$ 414	$ 426	$ 432
Monthly business service revenue churn (2)(3)	0.5%	0.6%	1.0%	0.7%	0.6%

Overall service margin	81%	81%	83%	83%	82%
Overall product margin	-16%	-6%	-20%	-9%	-22%
Overall gross margin	74%	74%	77%	77%	76%

(1)

Business customer average monthly service revenue per customer is service revenue from business customers in the period divided by the number of months in the period divided by the simple average number of business customers during the period.

(2)

Business customer service revenue churn is calculated by dividing the service revenue lost from business customers (after the expiration of 30-day trial) during the period by the simple average of business customer service revenue during the same period and dividing the result by the number of months in the period.

(3)	Excludes DXI business customer service revenue churn for all periods presented.

8x8, Inc.
RECONCILIATION OF NET LOSS TO NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER SHARE
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	June 30,
	2017	2016
Net loss	$(2,169)	$(528)
Adjustments:
Amortization of acquired intangible assets	1,522	960
Stock-based compensation expense	6,351	5,051
Other income and expenses	(1,133)	-
GAAP provision (benefit) for income taxes	(1,236)	37
Non-GAAP net income before taxes	$3,335	$5,520
Non-GAAP tax expense (1)	(1,201)	(2,098)
Non-GAAP net income after taxes	$2,134	$3,422

Reconciliation between GAAP and non-GAAP
weighted average shares used in computing basic
and diluted net loss per share:
Denominator for basic calculation	91,643	89,434
Effect of dilutive securities:
Employee stock options	1,646	1,528
Employee restricted purchase rights	1,497	1,602
Denominator for diluted calculation	94,786	92,564

GAAP net loss per share - Diluted	$(0.02)	$(0.01)
Adjustments:
Amortization of acquired intangible assets	0.01	0.01
Stock-based compensation expense	0.06	0.06
Other income and expenses	(0.01)	-
GAAP provision (benefit) for income taxes	(0.01)	-
Non-GAAP net income before taxes per share - Diluted	$0.03	$0.06
Non-GAAP tax expense	(0.01)	(0.02)
Non-GAAP net income after taxes per share - Diluted	$0.02	$0.04

GAAP net loss as a percentage of total revenue	-3%	-1%
Adjustments:
Amortization of acquired intangible assets	3%	2%
Stock-based compensation expense	9%	8%
Other income and expenses	-2%	0%
GAAP provision (benefit) for income taxes	-2%	0%
Non-GAAP net income before taxes as a percentage of total revenue	5%	9%
Non-GAAP tax expense	-2%	-3%
Non-GAAP net income after taxes as a percentage of total revenue	3%	6%

(1) Calculated at 36% and 38% for fiscal June 30, 2017 and 2016, respectively.

8x8, Inc.
RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP
GROSS MARGIN
(In thousands, unaudited)

	Three Months Ended
	June 30,
	2017	2016
GAAP gross margin	$52,552	$44,301
Adjustments:
Amortization of acquired intangible assets	797	593
Stock-based compensation expense	391	360
Non-GAAP gross margin	$53,740	$45,254

GAAP gross margin as a percentage of total revenue	76%	74%
Adjustments:
Amortization of acquired intangible assets	1%	1%
Stock-based compensation expense	1%	0%
Non-GAAP gross margin as a percentage of total revenue	78%	75%

8x8, Inc
RECONCILIATION OF GAAP SERVICE MARGIN TO NON-GAAP
SERVICE MARGIN
(In thousands, unaudited)

	Three Months Ended
	June 30,
	2017	2016
GAAP service margin	$53,429	$45,061
Adjustments:
Amortization of acquired intangible assets	797	593
Stock-based compensation expense	391	360
Non-GAAP service margin	$54,617	$46,014

GAAP service margin as a percentage of service revenue	82%	81%
Adjustments:
Amortization of acquired intangible assets	1%	1%
Stock-based compensation expense	1%	1%
Non-GAAP service margin as a percentage of service revenue	84%	83%

8x8, Inc.
RECONCILIATION OF GAAP INCOME (LOSS) FROM OPERATIONS TO NON-GAAP
INCOME FROM OPERATIONS
(In thousands, unaudited)

	Three Months Ended
	June 30,
	2017	2016
GAAP loss from operations	$(5,457)	$(901)
Adjustments:
Amortization of acquired intangible assets	1,522	960
Stock-based compensation expense	6,351	5,051
Other income and expenses	260	-
Non-GAAP income from operations	$2,676	$5,110

GAAP loss from operations as a percentage of total revenue	-8%	-2%
Adjustments:
Amortization of acquired intangible assets	2%	2%
Stock-based compensation expense	10%	9%
Other income and expenses	0%	0%
Non-GAAP income from operations as a percentage of total revenue	4%	9%